EXHIBIT 3


               Amendment to Articles of Association of the Company



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COMPANY NO: 2983307


                         THE COMPANIES ACT 1985 AND 1989
                    ----------------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES
                    ----------------------------------------

                        SPECIAL AND ORDINARY RESOLUTIONS

                                       OF

                           TELEWEST COMMUNICATIONS PLC





At the ANNUAL GENERAL MEETING of the Company held at The Grocers' Hall, Princes Street, London EC2R 8AD on Friday, 9 May 1997 at 10.00 a.m. the following resolutions were duly passed:

                                   ..........

18.      SPECIAL RESOLUTION

THAT the Articles of Association of the Company be altered by:

(i) the deletion in Article 104(B)(i) of(pound)2,000,000,000 and the substitution for it of(pound)4,000,000,000; and

(ii) the deletion in Article 104(B)(ii) of the word "four" and the substitution for it of the word "five".



/s/  Victoria Hull
SECRETARY